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                                                                   Exhibit 10.11

                                 SIMMONS COMPANY
                        ONE CONCOURSE PARKWAY, SUITE 600
                             ATLANTA, GEORGIA 30328


                                October 28, 1998

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Dear _______________:

         As you know, Simmons Company (the "COMPANY") and Simmons Holdings, Inc. ("HOLDINGS") intend to consummate the transactions contemplated by the Agreement and Plan of Merger dated as of July 16, 1998, as amended (the "MERGER AGREEMENT"), by and among the Company, Holdings and REM Acquisition, Inc. ("BUYER"). This letter (the "AGREEMENT") is being furnished to you to provide you with reasonable compensation for prior services rendered to the Company and its subsidiaries in excess of previous salary and compensation paid to you, subject to the terms and conditions specified herein. Accordingly, you (the "MANAGEMENT EMPLOYEE") hereby agree with the Company and Holdings as follows:

1. BONUS. Subject to Section 5, upon the consummation of the Merger pursuant to the terms of the Merger Agreement (the "SALE TRANSACTION") the Management Employee shall be entitled to a bonus (the "BONUS") of $_______. The Bonus shall be paid on the closing of the Sale Transaction (the "CLOSING DATE") or, if later, the date the Company has received this letter executed by the Management Employee.

2. COOPERATION. The Management Employee agrees that he or she shall, in his or her capacity as a seller, officer, manager and otherwise, take or cause to be taken all such actions as may be reasonably requested by the Company or Holdings in order to promptly consummate the Sale Transaction, including without limitation the tendering of stock, stock options or stock rights to the Buyer in the Sale Transaction.

3. PROPRIETARY INFORMATION. The Management Employee agrees that he shall not, while employed by the Company and/or Holdings and thereafter, except as expressly authorized by the Board of Directors of the Company or a person duly authorized thereby, disclose to any person, other than an employee or adviser of the Company or Holdings, any trade secrets, proprietary or other confidential information of the Company or Holdings including without limitation information in any way relating to the Merger Agreement or transactions contemplated thereunder. The Management Employee understands and agrees that this restriction shall continue to apply after his or her employment terminates, regardless of the reason for such termination.

4. WITHHOLDING. All payments made or benefits provided by the Company or Holdings pursuant to this Agreement shall be reduced by the amount of any tax or other amounts required


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October 28, 1998
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to be withheld by the Company or Holdings under applicable law in connection with the Agreement or the transactions contemplated hereby, and the Management Employee agrees to reimburse the Company or Holdings for any such withholding tax to the extent not so deducted.

5. CONDITIONS AND VESTING. Notwithstanding any other provision of this Agreement, the Management Employee's right to the Bonus is contingent upon (i) the consummation of the Sale Transaction pursuant to the Merger Agreement, (ii) the Management Employee's compliance with the terms and conditions of this Agreement, and (iii) the consent of the holders of more than 75% of the voting power of all outstanding stock of the Company immediately prior to the Sale Transaction. In addition, if the Management Employee resigns or otherwise voluntarily terminates (in each case, a "TERMINATION") his or her employment with the Company or Holdings prior to the second anniversary of the Closing Date, the Management Employee will be required to repay (the "REPAYMENT") to the Company an amount equal to (A) for the period commencing on the Closing Date and ending on the day immediately preceding the one-month anniversary of the Closing Date, twenty percent (20%) of the Bonus, and (B) for each subsequent month thereafter, an amount equal to that percentage of the Bonus determined by the following formula:

                                 .20  x  Bonus  X  # months from Closing Date
    [.20  X  Bonus]    MINUS   [ _____________________________________________ ]
                                               24 months

Such Repayment is to be made by the Management Employee on or prior to the date of Termination. The Company has the right to offset any such amount of Repayment against amounts, if any, owed by the Company or Holdings to the Management Employee.

6. ASSIGNMENT. This Agreement shall continue for the benefit of and be binding upon (i) the Management Employee and his or her personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees and (ii) the Company and any successor of the Company by reorganization, merger, consolidation or liquidation and any assignee specifically assigned this Agreement in connection with an assignment of all or substantially all of the business or assets of the Company.

7. MISCELLANEOUS. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes and replaces all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.




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October 28, 1998
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         If the foregoing corresponds with your understanding of our agreement, kindly sign this letter and return a copy to the Company, whereupon it shall become a binding agreement among the Company, Holdings and you.

                                        Very truly yours,

                                        SIMMONS COMPANY


                                        By:___________________________
                                           Name:
                                           Title:


                                        SIMMONS HOLDINGS, INC.


                                        By:___________________________
                                           Name:
                                           Title:

Accepted and agreed to:

_________________________________
Name of Management Employee: